Exhibit 99.1
COVANTA ANNOUNCES DUBLIN PROJECT
ENTERS IRISH ENERGY AND WASTE MARKETS
FAIRFIELD, NJ, SEPTEMBER 6, 2007 — Covanta Holding Corporation (NYSE: CVA), a world leader in the development and operation of large scale Energy-from-Waste and renewable energy projects, today announced that it has entered into definitive agreements for the development of a 600,000 metric tonne-per-year Energy-from-Waste project serving the City of Dublin, Ireland and surrounding communities. The Dublin project, which marks Covanta’s most significant entry to date into the European waste and renewable energy markets, is being developed and will be owned by Dublin Waste to Energy Limited, which is co-owned by subsidiaries of Covanta and DONG Energy Generation A/S. As part of the transaction, Covanta purchased a controlling stake in Dublin Waste to Energy Limited.
“We are delighted with this opportunity to provide world-class service to the City of Dublin. This project is exactly the type of public-private partnership that we look for as we seek to grow our business in Europe.” said Anthony Orlando, President and Chief Executive Officer of Covanta. “It fits perfectly with our core strengths of designing, building and operating Energy-from-Waste projects, and generating clean, renewable energy from waste. We look forward to a long and beneficial relationship with Dublin as a new and important client.”
Under the Dublin project agreements, several customary conditions must be satisfied before construction can begin, including the issuance of all required licenses and permits. The permitting process is already underway and we anticipate that all required permits and approvals will be received to support a construction start in 2008. Through its subsidiaries, Covanta is responsible for the design and construction of the project, which is estimated to cost approximately €300 million and require 36 months to complete. A separate Covanta subsidiary will operate and maintain the project for Dublin Waste to Energy Limited, which has a 25-year “tip fee” type contract with the Dublin City Council to provide disposal service for approximately 320,000 metric tonnes of waste annually. The project is expected to sell electricity into the local grid under short-term arrangements. Covanta and DONG Energy Generation A/S have committed to provide financing for all phases of the project; however, Covanta believes that numerous project financing structures will be available once the initial development phase is complete.
About Covanta
Covanta is an internationally recognized owner and operator of Energy-from-Waste and renewable energy projects. Covanta’s Energy-from-Waste facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States. As a premier operator of large-scale Energy-from-Waste facilities,

Covanta is proud to offer an environmentally sound solution to communities’ solid waste disposal needs. With over 30 facilities worldwide, Covanta uses municipal solid waste as a fuel to generate clean, renewable energy. Covanta’s modern Energy-from-Waste facilities safely and securely turn 15 million tons of waste into over 8 million megawatt hours of clean renewable electricity each year and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaenergy.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” “proposed,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2006, and in subsequent securities filings by Covanta.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
For more information generally, please contact:
Gavin Bell
Covanta Holding Corporation
973-882-7107